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                                                                    Exhibit J(2)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our Firm included in this Post-effective Amendment No. 47 to the Registration Statement on Form N1-A of The Advisors' Inner Circle Fund (File No. 33-42484). It should be noted that we have performed no audit procedures on any financial statements of the Cooke & Bieler Funds as of any date or for any period.

/s/ Arthur Andersen LLP
Philadelphia, Pennsylvania
August 15, 2001